SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

 [X]  Filed  by  the  Registrant
 [ ]  Filed  by  a  party  other  than  the  Registrant
Check  the  appropriate  box:
 [ ]  Preliminary  Proxy  Statement
 [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 [ ]  Definitive  Proxy  Statement
 [X]  Definitive  Additional  Materials
 [ ]  Soliciting  Material  Under  Rule  14a-12

                          STRATTEC SECURITY CORPORATION
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

                          -----------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  filing  fee  (Check  the  appropriate  box):
 [X]  No  fee  required.
 [ ]  Fee  computed on  table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title  of  each  class  of  securities  to  which  transaction  applies:
                                 Not Applicable
                                 --------------
(2)  Aggregate  number  of  securities  to  which  transaction  applies:
                                 Not Applicable
                                 --------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                 Not Applicable
                                 --------------
(4)  Proposed  maximum  aggregate  value  of  transaction:
                                 Not Applicable
                                 --------------
(5)  Total  fee  paid:
                                 Not Applicable
                                 --------------

 [ ]  Fee  paid  previously  with  preliminary  materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount  previously  paid:
                                 Not Applicable
                                 --------------
(2)  Form,  Schedule  or  Registration  Statement  No.:
                                 Not Applicable
                                 --------------
(3)  Filing  Party:
                                 Not Applicable
                                 --------------
(4)  Date  Filed:
                                 Not Applicable
                                 --------------

October  1,  2002


Mr.  Ed  Corrao
Fidelity  Investments
Legal  Department  -  Proxy  Group
82  Devonshire  Street  -  F7C
Boston,  MA  02109


Dear  Mr.  Corrao:

As we have discussed, STRATTEC's management will recommend to its Board of Directors, and specifically its outside Board members, all of who make up the Compensation Committee, that they amend the STRATTEC SECURITY CORPORATION Stock Incentive Plan. The recommended amendments should address the issues I have discussed with you.

For your information, I am attaching a copy of the memo from Mr. Stratton, STRATTEC's Chairman of the Board and CEO, to the Compensation Committee, detailing the recommended changes. If the currently proposed amendment to the Plan is approved by shareholders at the October 8th Annual Meeting of shareholders, the attached memo will be a topic for discussion and action at the next regularly scheduled Board meeting (which follows immediately upon the conclusion of the Annual Meeting on October 8th).

Thank you for your interest and advice relative to our Stock Incentive Plan. We hope that the recommended changes detailed in the attached memo will allow you to vote for the amendment described in the Proxy Statement.

                                                   Sincerely,

                                                   /s/ Patrick J. Hansen

                                                   Patrick  J.  Hansen
                                                   Vice  President  &  CFO

                                                                 30 September 02

TO:  Compensation  Committee

FROM:  H.  M.  Stratton

SUBJECT:  STRATTEC  SECURITY  CORPORATION
          Stock  Incentive  Plan


The subject Plan currently in place traces its roots to the Stock Incentive Plan that was in place at Briggs & Stratton Corp. at the time we spun-off from that company. It is a broadly written Plan, allowing the Compensation Committee considerable flexibility and latitude in the types of stock incentives it can provide to senior level corporate employees.

As you are aware, we have focused our stock incentive awards on those described in Section 5 Stock Options of the subject Plan. Other forms of stock incentives currently available under the Plan, specifically Restricted Stock, Deferred Stock, and Stock Purchase Rights, have not been used to date.

Due to investors' recent changes in attitude toward stock incentive plans, specific concerns expressed to us by certain STRATTEC stockholders, and our belief that Restricted Stock, Deferred Stock and Stock Purchase Rights are not forms of stock incentives we would likely use in the future, we recommend the provisions relative to these types of incentives be removed from the subject Plan (Sections 7, 8, and 9).

Due  also to stockholder concerns, we further recommend revisions to the current
Section 11 Amendments and Termination. Section 11 would be revised as follows (new text in bold):

     11. Amendments and Termination. The Board may amend, alter or discontinue the Plan but no amendment, alteration or discontinuation shall be made (I) which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award and Stock Purchase Right theretofore granted, without the optionee's or recipient's consent, or (II) which, without the approval of the Company's stockholders would:
     (a) except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;
     (b)  except as expressly provided in the Plan, decrease the option price of
          (i) any Stock Option to less than the Fair Market Value on the date of grant or (ii) change the minimum price terms of Section 9(a);
     (c)  change  the class of employees eligible to participate in the Plan; or
     (d) extend the maximum option period under Section 5(b) or the maximum exercise period under Section 9(b).;
     (E) OTHERWISE MATERIALLY INCREASE THE BENEFITS TO PARTICIPANTS IN THE PLAN; OR
     (F)  AMEND  SECTION  "XX"  OR  THIS  SECTION  11.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax accounting rules, as well as other developments.

Finally, we recommend a new Section "XX" to follow the current Section 11 which would address the practice of option repricing. We have not repriced granted options, nor do we believe it would be appropriate to do so. The current Plan does not address this issue. Since we fundamentally do not believe repricing is appropriate, except in the case of a stock split or stock dividend, and the practice of repricing is an issue expressed by certain stockholders, we recommend the addition of the following:

     XX. Repricing. Except for adjustments pursuant to Section 3, neither the per share option price for any Stock Option granted pursuant to Section 5 or the per share grant price for any Stock Appreciation Right granted pursuant to Section 6 may be decreased after the date of grant nor may an outstanding Stock Option or an outstanding Stock Appreciation Right be surrendered to the Company as consideration for the grant of new Stock Option or new Stock Appreciation Right with a lower exercise or grant price without the approval of the Company's stockholders.

Your consideration of these recommendations is greatly appreciated. A draft of the Plan with the recommended amendments, and resulting changes due to the elimination of references to removed sections, will be available for your review at the next Board meeting.

                                        2